Exhibit 13.1.
Written Statement of the Chairman and Chief Executive Officer
pursuant to 18 U.S.C. §1350
     Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chairman and Chief Executive Officer of Compagnie Générale de Géophysique — Veritas (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 20-F of the Company for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert Brunck
Robert Brunck
Chairman and Chief Executive Officer
April 23, 2008
A signed original of this written statement required by Section 906 has been provided to Compagnie Generale de Geophysique — Veritas and will be retained by Compagnie Generale de Geophysique - Veritas and furnished to the Securities and Exchange Commission or its staff upon request.